EXHIBIT 24

O-I GLASS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints Darrow Abrahams as his or her true and lawful attorney-in-fact and agent with all power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2020 of O-I Glass, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

HIDDEN_ROW
Signature	Title	Date

/s/ Andres A. Lopez Andres A. Lopez	President and Chief Executive Officer (Principal Executive Officer) and Director	February 16, 2021

/s/ John A. Haudrich John A. Haudrich	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	February 16, 2021

/s/ Carol A. Williams Carol A. Williams	Chairman of the Board	February 16, 2021

/s/ Samuel R. Chapin Samuel R. Chapin	Director	February 16, 2021

/s/ Gordon J. Hardie Gordon J. Hardie	Director	February 16, 2021

/s/ Peter S. Hellman Peter S. Hellman	Director	February 16, 2021

/s/ John Humphrey John Humphrey	Director	February 16, 2021

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	February 16, 2021

/s/ Alan j. murray Alan J. Murray	Director	February 16, 2021

/s/ Harry N. Nair Harry N. Nair	Director	February 16, 2021

/s/ Joseph D. Rupp Joseph D. Rupp	Director	February 16, 2021

/s/ Catherine I. Slater Catherine I. Slater	Director	February 16, 2021

/s/ John H. Walker John H. Walker	Director	February 16, 2021